Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sugar Creek Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-14208) on Form S-8 of Sugar Creek Financial Corp. of our report dated June 19, 2007 of Tempo Bank, which is incorporated in this Annual Report on Form 10-KSB.

/s/ Michael Trokey & Company, P.C.
Certified Public Accountants

June 26, 2007

St. Louis, Missouri